Exhibit 1A-6.2

Loan Number	[[LOAN NUMBER]]
Borrower	[[BORROWER]]
Collateral Property Address	[[STREET ADDRESS]] [[CITY STATE AND ZIP]]

LOAN PURCHASE CERTIFICATE

THIS LOAN PURCHASE CERTIFICATE including addenda (collectively the “Loan Purchase Certificate”) is entered into by and between, ILS FIXED HORIZON LLC, A TEXAS LIMITED LIABILITY COMPANY, the “Buyer” and ILS RE CAPITAL LLC, A TEXAS LIMITED LIABILITY COMPANY, the “Seller”, and is executed pursuant to and in accordance with the terms of that certain Master Loan Purchase and Sale Agreement executed between the parties.

The rights and obligations of the Parties to this Loan Purchase Certificate are governed by the Master Agreement, executed between the parties which (i) is fully incorporated herein by reference as if set forth in full herein and (ii) shall govern the sale by Seller to Buyer of the Loans described in this Loan Purchase Certificate below.

Seller does hereby agree to sell, assign, set over and otherwise convey, and Buyer does hereby agree to purchase from Seller, all of Seller’s right, title and interest to the Loans identified on Schedule “1” hereto, for a price equal to the Purchase Price set forth on Schedule “1” hereto.

LOAN PURCHASE CERTIFICATE DATE:            _____________________, 2023

This Loan Purchase Certificate consists of the following documents:

Loan Purchase Certificate
Schedule 1 – Transaction Details
Schedule 2 – Settlement Statement
Schedule 3 – Invoice
Schedule 4 – Allonge
Schedule 5 – True and Correct Copy of the Note, Security Instrument, Title Commitment or Loan Title Policy, and the Assignment/Transfer of Lien form
Transfer and Assignment of Lien

This Loan Purchase Certificate is for the purchase and sale of the rights, title, claims and interests in and to, excluding any rights retained in the Master Agreement and/or herein as described in the Loan Purchase Certificate and addenda, the Loan and Loan Documents executed by:

[[BORROWER]] in favor of ILS LENDING LLC, A TEXAS LIMITED LIABILITY COMPANY on [[LOAN DATE]], secured by the following real property:

[[STREET ADDRESS]]

[[CITY STATE AND ZIP]]

Loan Purchase Certificate and Addenda	Page 1

The parties hereto have executed this Loan Purchase Certificate as of the Loan Purchase Certificate Date set forth above.

SELLER:

ILS RE CAPITAL LLC, A TEXAS LIMITED LIABILITY COMPANY

BY: ILS RE CAPITAL MGMT CORP, MANAGER

_________________________________________

BY: DONALD J. SUTTON, PRESIDENT

BUYER:

ILS FIXED HORIZON LLC, A TEXAS LIMITED LIABILITY COMPANY

BY: ILS FIXED HORIZON MGMT CORP, MANAGER

_________________________________________

BY: DONALD J. SUTTON, PRESIDENT

Loan Purchase Certificate and Addenda	Page 2

SCHEDULE 1     -     TRANSACTION DETAILS

Loan Number	[[LOAN NUMBER]]
Name of Borrower	[[BORROWER]]
Collateral Property Full Address	[[STREET ADDRESS]] [[CITY STATE AND ZIP]]
Original Lender	ILS LENDING LLC, A TEXAS LIMITED LIABILITY COMPANY
Current Lender	ILS RE CAPITAL LLC, A TEXAS LIMITED LIABILITY COMPANY
Buyer	ILS FIXED HORIZON LLC, A TEXAS LIMITED LIABILITY COMPANY
Date of Loan	[[LOAN DATE]]
Original Maturity Date	[[MATURITY DATE]]

Note Interest Rate Face Value	10.99%
Buyer’s Purchase Interest Rate	8.99%
Fees retained by Loan Servicer	Monthly Loan Servicing Fee of $40.00 and extension fees due by Borrower
Interest Spread Rate	2.00%
Lien Position	FIRST

Principal Loan Amount	$100,001.25
Loan Holdback Amount	$10,001.25
Unpaid Principal Balance	$100,001.25
Accrued Interest	$0.00
Loan Document Fee	$65.00
Document Delivery and Recording Fee	$135.00
Total Purchase Price	$100,201.25
Repurchase Terms	Aggregate principal, interest and fees

PAYMENTS TO PURCHASER:

Under the terms of this Agreement, Loan Servicer shall pay to Lender/Buyer 8.99% per annum (the “Lender Rate”) with monthly payments in the amount of $_________________amortized over _____________months which equates to the maturity date of the Note. This payment shall be due and payable on the 15th or at the end of the month after note payment is received from the borrower (“Lender Payments”). The Loan Servicer Fee shall be $_____________each payment. The first payment shall occur on ______________________________________________.

Loan Purchase Certificate and Addenda	Page 3

SELLER:

ILS RE CAPITAL LLC, A TEXAS LIMITED LIABILITY COMPANY

BY: ILS RE CAPITAL MGMT CORP, MANAGER

_________________________________________

BY: DONALD J. SUTTON, PRESIDENT

BUYER:

ILS FIXED HORIZON LLC, A TEXAS LIMITED LIABILITY COMPANY

BY: ILS FIXED HORIZON MGMT CORP, MANAGER

_________________________________________

BY: DONALD J. SUTTON, PRESIDENT

Loan Purchase Certificate and Addenda	Page 4

SCHEDULE 2     -    SETTLEMENT STATEMENT

Loan Number	[[LOAN NUMBER]]
Borrower	[[BORROWER]]
Collateral Property Address	[[STREET ADDRESS]] [[CITY STATE AND ZIP]]

Effective Date:     _____________________, 2023

SELLER:	ILS RE CAPITAL LLC, A TEXAS LIMITED LIABILITY COMPANY
BUYER:	ILS FIXED HORIZON LLC, A TEXAS LIMITED LIABILITY COMPANY

SETTLEMENT STATEMENT

Purchase/Assign Price:
Unpaid Principal Balance of Loan:	$100,001.25
Credits for Escrows:		NONE
TOTAL DUE FROM PURCHASER TO SELLER:	$100,001.25
Purchase/Assign Price with Fees:
Unpaid Principal Balance Loan Payable to Loan Source LLC	$100,001.25
Payoff Debit for Escrows:	NONE
Loan Document Preparation to Loan Source LLC ($450 Disc)	$65.00
Document Delivery and Recording Fee to Loan Source LLC	$135.00
TOTAL DUE FROM/TO PURCHASER to Loan Source LLC:	$100,201.25

SELLER:

ILS RE CAPITAL LLC, A TEXAS LIMITED LIABILITY COMPANY

BY: ILS RE CAPITAL MGMT CORP, MANAGER

_________________________________________

BY: DONALD J. SUTTON, PRESIDENT BUYER:

ILS FIXED HORIZON LLC, A TEXAS LIMITED LIABILITY COMPANY

BY: ILS FIXED HORIZON MGMT CORP, MANAGER

_________________________________________

BY: DONALD J. SUTTON, PRESIDENT

Loan Purchase Certificate and Addenda	Page 5

SCHEDULE 3 - INVOICE

LOAN SOURCE LLC

210 Market Street / PO Box 1611

El Campo TX 77437

_______________________, 2023

INVOICE

Loan Number: Seller:	[[LOAN NUMBER]] ILS RE CAPITAL LLC, A TEXAS LIMITED LIABILITY COMPANY
Buyer:	ILS FIXED HORIZON LLC, A TEXAS LIMITED LIABILITY COMPANY
Borrower:	[[BORROWER]]
Collateral Property Address:	[[STREET ADDRESS]] [[CITY STATE AND ZIP]]

TASK	ESCROW AMOUNT	AMOUNT DUE
Unpaid Principal of Loan Amount (LSLLC-AP Loan Amount to Seller)		$100,001.25
Payoff Debit for Escrows (LSLLC-AP)		NONE
Loan Doc Prep Fee ($450.00 Disc) (LSLLC-AP)		$65.00
Document Delivery / Recoding fees (LSLLC-AP)		$135.00
Interim Interest Split (Seller-TBC) (LSLLC-AP Calculate Note Start to Fund Date)		$___________________________
Interim Interest Split (Buyer-TBC) (LSLLC-AP Calculate Fund Date to Pmt Date)	$___________________________
Holdback Repairs (TBC) (LSLLC-Transfer to New Lender Loan Managed)	$___________________________
Escrow for Taxes and Insurance (TBC) (LSLLC-Transfer to New Lender Loan Managed)	$___________________________
TOTAL DUE		$100,201.25

Please wire funds for $100,201.25 to:

Bank Name:

Bank Address:

ABA Routing #:

Account Name:

Account Address:

Account Number:

Thank you!

Loan Purchase Certificate and Addenda	Page 6

Loan Number	[[LOAN NUMBER]]
Borrower	[[BORROWER]]
Collateral Property Address	[[STREET ADDRESS]] [[CITY STATE AND ZIP]]

ALLONGE

The undersigned “Assignor” executes the following endorsement with the same intent and purpose as if written and signed on the back of that certain Promissory Note (the “Note”) dated effective as of [[LOAN DATE]], executed by [[BORROWER]], and secured by the property commonly known as [[STREET ADDRESS]], [[CITY STATE AND ZIP]] and payable to the order of ILS LENDING LLC, A TEXAS LIMITED LIABILITY COMPANY in the original principal amount of $100,001.25 and hereby authorizes the attachment hereof to the above described instrument, so as to become firmly affixed thereto that it is to become a part thereof.

This Allonge is affixed to, and is hereby made a part of the Note for the benefit of ILS RE CAPITAL LLC, A TEXAS LIMITED LIABILITY COMPANY (the “Seller”) and evidences the endorsement of the Note by Seller as provided in that certain Master Loan Purchase and Sale Agreement executed by and between Seller and ILS FIXED HORIZON LLC, A TEXAS LIMITED LIABILITY COMPANY (the “Buyer”).

The Note is hereby made PAYABLE TO THE ORDER OF________________________________________.

SELLER:

ILS RE CAPITAL LLC, A TEXAS LIMITED LIABILITY COMPANY

BY: ILS RE CAPITAL MGMT CORP, MANAGER

_________________________________________

BY: DONALD J. SUTTON, PRESIDENT

Loan Purchase Certificate and Addenda	Page 7

SCHEDULE 5 – COPIES

1.	NOTE
2.	SECURITY INSTRUMENT
3.	TITLE COMMITMENT OR LOAN TITLE POLICY
4.	TRANSFER AND ASSIGNMENT OF LIEN

Loan Purchase Certificate and Addenda	Page 8

PARCEL ID: __________________	INSTRUMENT PREPARED BY:
AFTER RECORDING RETURN TO:	STEPHANIE WILSON
LOAN SOURCE LLC	PO BOX 1611
PO BOX 1611	EL CAMPO TEXAS 77437
EL CAMPO TEXAS 77437

[SPACE ABOVE THIS LINE FOR RECORDING]

LOAN NUMBER:     [[LOAN NUMBER]]

TRANSFER AND ASSIGNMENT OF LIEN

STATE OF________________________	§
COUNTY OF______________________	§

INDEXING:

EFFECTIVE DATE:	_____________________, 2023
APN:	_____________________________
GRANTOR/ASSIGNOR:	ILS RE CAPITAL LLC, A TEXAS LIMITED LIABILITY COMPANY
ADDRESS:	PO BOX 1227 / 210 MARKET STREET EL CAMPO, TEXAS 77437
GRANTEE/ASSIGNEE:	ILS FIXED HORIZON LLC, A TEXAS LIMITED LIABILITY COMPANY
ADDRESS:	PO BOX 1227 / 210 MARKET STREET EL CAMPO, TEXAS 77437
REFERENCE TO:	INSTRUMENT # ________________________
PROPERTY ADDRESS:	[[STREET ADDRESS]] [[CITY STATE AND ZIP]]
LEGAL DESCRIPTION:

FOR VALUE RECEIVED, the undersigned hereby grants, assigns, and transfers to: ILS FIXED HORIZON LLC, A TEXAS LIMITED LIABILITY COMPANY all beneficial interest under that Certain Mortgage, Deed of Trust, and/or Security Instrument dated: [[LOAN DATE]] and recorded on _____________ under recorded Instrument Number:______________________ and the Assignment of Leases recorded under Instrument Number: ______________________, executed by [[BORROWER]] to ILS LENDING LLC, A TEXAS LIMITED LIABILITY COMPANY in the amount of $100,001.25 executed by [[BORROWER]] to ILS LENDING LLC, A TEXAS LIMITED LIABILITY COMPANY in the amount of $100,001.25 TOGETHER will the Note therein described or referred to, the money due and to become due thereon with interest, and all rights accrued or to accrue under said Security Instrument.

Transfer and Assignment of Lien

ASSIGNOR:

ILS RE CAPITAL LLC, A TEXAS LIMITED LIABILITY COMPANY

BY: ILS RE CAPITAL MGMT CORP, MANAGER

DATE:
BY: DONALD J. SUTTON, PRESIDENT

STATE OF TEXAS	§
COUNTY OF WHARTON	§

This instrument was acknowledged before me on __________________________________, 2023 by DONALD J. SUTTON AS PRESIDENT OF ILS RE CAPITAL MGMT CORP.

Notary Public, State of Texas
My commission expires:

Transfer and Assignment of Lien